Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
November 10, 2005

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
    ANNOUNCES REVENUES AND NET INCOME UP 13.6% AND 130% RESPECTIVELY FOR 3Q05

DENVER, COLORADO, November 10, 2005. Birner Dental Management Services, Inc. (NASDAQ SmallCap Market: BDMS), operators of PERFECT TEETH(R) dental practices, announced results for the quarter ended September 30, 2005. Total dental group practice revenue increased $1.6 million, or 13.6%, to $13.3 million for the quarter ended September 30, 2005 compared to total dental group practice revenue of $11.7 million for the quarter ended September 30, 2004. For the quarter ended September 30, 2005, net revenue increased $1.3 million to $9.3 million, or 15.7%, compared to net revenue of $8.0 million for the corresponding period in 2004. Net income increased 129.6% to $414,000, or $.16 per share for the quarter ended September 30, 2005 compared to net income of $180,000, or $.07 per share for the quarter ended September 30, 2004. Net income for the quarters ended September 30th included an expense of $667,000 ($425,000 after tax, or $0.16 per share) related to a restricted stock grant in the 2005 period and an after-tax loss on discontinued operations and disposition of assets of $138,000 or $.06 per share in the 2004 period. Excluding the expenses related to the stock grant and the discontinued operations, net income would have been $840,000, or $0.32 per share for the quarter ended September 30, 2005 compared to net income of $319,000, or $0.13 per share for the quarter ended September 30, 2004. The Company's earnings before interest, taxes, depreciation, amortization and discontinued operations ("Adjusted EBITDA") increased $4,000, or .4%, to $1,039,000 for the quarter ended September 30, 2005 compared to $1,035,000 for the quarter ended September 30, 2004. Without the expenses related to the award of restricted stock, the Company's Adjusted EBITDA would have been $1.6 million for the quarter ended September 30, 2005.

Two items that affected results in the third quarter of 2005 are the expense resulting from the previously announced restricted stock grant and the lower tax rate during the period. The grant of restricted stock resulted in an expense of $667,000, including $586,000 of related taxes and $81,000 of equity compensation expense. The related tax expense will not continue in future quarters, but the Company will record a non-cash expense of $81,000 per quarter through December 31, 2007 related to the amortization of the award. The Company's income tax expense for the third quarter is lower than the 2004 period as a result of an over accrual in anticipated income tax expense for 2005 in the previous two quarters.

For the nine months ended September 30, 2005, total dental group practice revenue increased $4.8 million, or 13.5%, to $40.0 million compared to total dental group practice revenue of $35.2 million for the nine months ended September 30, 2004. Net revenue increased $3.6 million, or 15.0%, to $28.0 million for the nine months ended September 30, 2005 compared to net revenue of $24.4 million for the corresponding period in 2004. Net income increased 69.0% to $1.7 million, or $.67 per share for the nine months ended September 30, 2005 compared to net income of $1.0 million, or $.40 per share for the nine months ended September 30, 2004. Net income for the nine-month periods ended September 30th included the expense of $667,000 ($425,000 after tax, or $0.16 per share) related to the restricted stock grant in the 2005 period and an after-tax loss on discontinued operations and disposition of assets of $188,000 or $.07 per share in the 2004 period. The Company's Adjusted EBITDA increased $528,000, or 14.6%, to $4.1 million for the nine months ended September 30, 2005 compared to $3.6 million for the nine months ended September 30, 2004. Without the expenses related to the award of restricted stock, the Company's Adjusted EBITDA would have been $4.7 million and its net income would have been $2.2 million, or $0.83 per share, for the nine months ended September 30, 2005.

In August 2005, and as previously announced, the Company's stock was split 2-for-1. All shares outstanding and per share results reported herein have been adjusted to reflect the stock split. On October 10, 2005, the Company opened a de novo office in the Phoenix, Arizona market. Fred Birner, Chief Executive Officer, stated, "After sifting through the unusual expense items in both periods of 2004 and 2005, the Company's financial performance for the third quarter of 2005 continues to build on the momentum the Company achieved earlier in the year and believes will continue through the remainder of 2005."

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. Currently, the Company manages 57 dental offices, of which 36 were acquired and 21 were de novo developments. The Company operates its dental offices under the PERFECT TEETH(R) name.

The Company previously announced it would conduct a conference call to review year to date and quarter ended September 30, 2005 results. In addition to current operating results, the teleconference may include discussion of management's expectation of future financial and operating results. The call will be held on Thursday, November 10, 2005, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-800-231-9012 and refer to "Birner Dental Management Services, Inc." approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on November 10, the rebroadcast number is 1-888-203-1112 with the pass code of 7253246. This rebroadcast will be available through November 23, 2005.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's growth prospects and performance in 2005 and other future periods and equity compensation expense. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                             Quarters Ended                     Nine Months Ended
                                                              September 30,                       September 30,
                                                       -----------------------------     -----------------------------
                                                           2004            2005             2004              2005
                                                       ------------     ------------     -----------      ------------
NET REVENUE (a)                                        $ 8,009,327     $ 9,264,449       $24,376,525       $28,025,464
DIRECT EXPENSES:
    Clinical salaries and benefits                       2,995,138       3,321,931         9,031,085        10,298,277
    Dental supplies                                        544,822         566,219         1,502,662         1,698,572
    Laboratory fees                                        581,762         588,814         1,849,334         1,873,120
    Occupancy                                              922,251         953,029         2,665,319         2,865,929
    Advertising and marketing                              229,861         223,387           565,538           794,984
    Depreciation and amortization                          435,584         420,998         1,356,899         1,261,990
    General and administrative                             967,462       1,074,880         2,852,667         3,047,312
                                                       -----------     -----------       -----------       -----------
                                                         6,676,880       7,149,258        19,823,504        21,840,184
                                                       -----------     -----------       -----------       -----------
    Contribution from dental offices                     1,332,447       2,115,191         4,553,021         6,185,280

CORPORATE EXPENSES:
       General and administrative (includes $666,874
         of equity compensation and
         related taxes in the quarter ended
         September 30, 2005 and the nine
         months ended September 30, 2005)                   733,134      1,578,244         2,295,090         3,385,361
       Depreciation and amortization                        54,117          33,595           165,039           102,887
                                                       -----------     -----------       -----------       -----------

    Operating income                                       545,196         503,352         2,092,892         2,697,032
    Interest expense (income), net                          13,724         (13,353)           57,343           (41,220)
                                                       -----------     -----------       -----------       -----------
    Income from continuing  operations
       before income taxes                                 531,472         516,705         2,035,549         2,738,252
    Income tax expense                                    (212,607)       (102,315)         (814,238)         (990,951)
                                                       -----------     -----------       -----------       -----------
    Income from continuing operations                      318,865         414,390         1,221,311         1,747,301

DISCONTINUED OPERATIONS
    Operating (loss) attributable to assets disposed of    (38,134)              -          (120,169)                -
    (Loss) recognized on dispositions                     (192,500)              -          (192,500)                -
     Income tax benefit                                     92,254               -           125,068                 -
                                                       -----------     -----------       -----------       -----------

 Loss on discontinued operations                          (138,380)              -          (187,601)                -
                                                       -----------     -----------       -----------        ----------

    Net income                                         $   180,485     $   414,390       $ 1,033,710        $1,747,301
                                                       ===========     ===========       ===========        ==========


Net income per share of Common Stock - Basic:
    Continuing operations                              $       .14     $       .17       $       .51        $      .74
    Discontinued operations                                   (.06)              -              (.07)                -
                                                       ------------    -----------       -----------        ----------

Net income per share of Common Stock - Basic           $       .08     $       .17       $       .44        $      .74
                                                       ===========     ===========       ===========        ==========

Net income per share of Common Stock - Diluted:
    Continuing operations                              $       .13     $       .16       $       .47
$             .67
    Discontinued operations                                   (.06)              -              (.07)                -
                                                       ------------    -----------       -----------        ----------

Net income per share of Common Stock - Diluted         $       .07           $           .16     $.40       $      .67
                                                       ===========     ===========       ===========        ==========

Weighted average number of shares of
  Common Stock and dilutive securities:
    Basic                                                2,405,794       2,406,789         2,387,626         2,364,493
                                                       ===========     ===========       ===========        ==========

    Diluted                                              2,605,794       2,662,239         2,597,282         2,613,331
                                                       ===========     ===========       ===========        ==========

a) Total dental group practice revenue less amounts retained by group practices. Dental group practice revenue was $13,292,104 for the three months ended September 30, 2005 compared to $11,699,108 for the three months ended September 30, 2004 and was $39,987,027 for the nine months ended September 30, 2005 compared to $35,229,081 for the nine months ended September 30, 2004.

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                    December 31,        September 30,
                                     ASSETS                                             2004                2005
                                                                                    -----------         -------------
CURRENT ASSETS:
    Cash and cash equivalents                                                       $   756,181          $   898,396
    Accounts receivable, net of allowance for doubtful accounts
       of $232,543 and $261,556, respectively                                         2,976,186            3,892,849
    Deferred tax asset                                                                  135,826              189,013
    Income tax receivable                                                                80,318                    -
    Prepaid expenses and other assets                                                   800,671              455,459
                                                                                    -----------          -----------
                Total current assets                                                  4,749,182            5,435,717

PROPERTY AND EQUIPMENT, net                                                           3,164,124            3,243,443

OTHER NONCURRENT ASSETS:
    Intangible assets, net                                                           13,787,093           13,224,262
    Deferred charges and other assets                                                   159,440              157,965
                                                                                    -----------          -----------
                Total assets                                                        $21,859,839          $22,061,387
                                                                                    ===========          ===========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                           $ 4,637,927          $ 4,861,112
    Income taxes payable                                                                      -               99,599
    Current maturities of long-term debt                                                167,217              155,286
                                                                                    -----------          -----------
             Total current liabilities                                                4,805,144            5,115,997

LONG-TERM LIABILITIES:
    Deferred tax liability, net                                                         670,893              675,226
    Long-term debt, net of current maturities                                         1,078,711            1,740,674
    Other long-term obligations                                                         176,741              200,775
                                                                                    -----------          -----------
                Total liabilities                                                     6,731,489            7,732,672


SHAREHOLDERS' EQUITY:
    Preferred Stock, no par value, 10,000,000 shares
       authorized; none outstanding                                                           -                    -
    Common Stock, no par value, 20,000,000 shares
       authorized; 2,417,020 and 2,387,768 shares issued and
       outstanding, respectively                                                     12,125,811           11,019,490
     Deferred equity compensation                                                             -             (729,270)
Retained earnings                                                                     3,002,539            4,038,495
                                                                                    -----------          -----------
                Total shareholders' equity                                           15,128,350           14,328,715
                                                                                    -----------          -----------

                Total liabilities and shareholders' equity                          $21,859,839          $22,061,387
                                                                                    ===========          ===========

                                                                   .

Although Adjusted EBITDA and Adjusted EBITDA before reimbursement of income taxes related to the restricted stock grant are not generally accepted accounting principles ("GAAP") measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider these measures in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA and Adjusted EBITDA before reimbursement of income taxes related to the restricted stock grant are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA can be made by adding discontinued operations (before income tax benefit), depreciation and amortization - offices, depreciation and amortization - corporate, amortization of equity compensation, interest expense/(income), net and income tax expense to net income as in the table below.



                                                            Quarters Ended                    Nine Months Ended
                                                            September 30,                       September 30,
                                                     -----------------------------       ----------------------------
                                                        2004             2005               2004              2005
                                                     ------------     ------------       -----------     ------------
Reconciliation of Adjusted EBITDA:
    Net income                                       $   180,485        $  414,390      $1,033,710        $ 1,747,301
    Discontinued operations -
        (before income tax benefit)                      230,634                 -          312,669                 -
    Depreciation and amortization - offices              435,584           420,998        1,356,899         1,261,990
Depreciation and amortization - corporate                 54,117            33,595          165,039           102,887
    Amortization of  equity compensation                       -            81,030                -            81,030
    Interest expense/(income), net                        13,724          (13,353)           57,343          (41,220)
    Income tax expense                                   120,353           102,315          689,170           990,951
                                                     -----------        ----------      -----------       -----------

Adjusted EBITDA                                        1,034,897         1,038,975        3,614,830         4,142,939
                                                     -----------        ----------      -----------       -----------
    Reimbursement of income taxes related
        to restricted stock grant                              -           585,844                -           585,844
                                                     -----------        ----------      -----------       -----------
Adjusted EBITDA before reimbursement of
    income taxes related to restricted stock
    grant                                            $ 1,034,897       $ 1,624,819      $ 3,614,830       $ 4,728,783
                                                     ===========       ===========      ===========       ===========

Total dental group practice revenue is the revenue generated at the Company's offices from professional services provided to its patients. Amounts retained by group practices represents compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is disclosed because it is a critical component for management's evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP.

                                                        Quarters Ended                       Nine Months Ended
                                                        September 30,                          September 30,
                                                 -----------------------------        --------------------------------
                                                    2004             2005                2004                 2005
                                                 ------------     ------------        -----------       --------------
Total dental group practice revenue              $ 11,699,108     $ 13,292,104       $ 35,229,081         $39,987,027
Amounts retained by group practices                (3,689,781)      (4,027,655)       (10,852,556)        (11,961,563)
                                                 ------------     ------------       ------------         -----------
Net revenue                                      $  8,009,327     $  9,264,449       $ 24,376,825         $28,025,464
                                                 ============     ============       ============         ===========

The Company believes that presenting net income excluding expenses relating to the stock grant made during the quarter and nine months ended September 30, 2005 and expenses relating to discontinued operations during the quarter and nine months ended September 30, 2004 provides useful information to both management and investors by excluding expenses that are non-recurring in nature and therefore are not indicative of the Company's core operating results. In addition, the Company believes the inclusion of this non-GAAP measure allows for a meaningful comparison of operating results to prior periods in which these expenses were not recognized. These measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for or superior to those results calculated in accordance with GAAP.

                                                         Quarters Ended                        Nine Months Ended
                                                          September 30,                          September 30,
                                                 --------------------------------       --------------------------------
                                                     2004              2005                  2004             2005
                                                 -------------     --------------       ---------------   --------------
Net income                                           $180,485           $414,390            $1,033,710       $1,747,301
Add back expenses related to stock grant, net of
   tax benefit                                                           425,466                                425,466
Add back loss on discontinued operations, net of
   tax benefit                                        138,380                  -               187,601                -
                                                 -------------     --------------       ---------------   --------------
Net income before expenses related to the
   stock grant and discontinued operations           $318,865           $839,856            $1,221,311       $2,172,767
                                                 =============     ==============       ===============   ==============

Net income per share of Common
    Stock - Diluted                                     $ .13               $.32                  $.47             $.83
                                                 =============     ==============       ===============   ==============

Weighted average number of shares of
   Common Stock - Diluted                           2,605,794          2,666,239             2,597,282        2,613,331
                                                 =============     ==============       ===============   ==============
